shareholder
letter
Q2 2025

our mission is
to develop the
best education
in the world
and make it universally available.

DUOLINGO Q2 / FY 2025                                  2

Q2 Highlights

User Metrics	Q2 2024	Q2 2025
Daily Active Users	34.1M	47.7M
40% YoY
Monthly Active Users	103.6M	128.3M
24% YoY
Paid Subscribers	8.0M	10.9M
at period end		37% YoY
Paid Subscriber Penetration	8.6%	9.0%
as % of LTM MAUs

Financial Metrics	Q2 2024	Q2 2025
Revenue	$178.3M	$252.3M
41% YoY
Total Bookings	$190.1M	$268.0M
41% YoY
Net Income	$24.4M	$44.8M
84% YoY
Adjusted EBITDA	$48.1M	$78.7M
	27.0% margin	31.2% margin

DUOLINGO Q2 / FY 2025                                  3

Dear shareholders,

We’re halfway through 2025, and I’m happy to report another quarter of great results, driven by product-led growth, a delightful learning experience, and fast iteration. Our user growth and engagement remain strong, and our subscription performance and profitability exceeded expectations. Based on these results, we’re raising the midpoint of our full-year bookings guidance to 32% YoY growth on both a reported and constant currency basis, and the midpoint of our full-year Adjusted EBITDA margin to 28.75%.

User growth and engagement

DAUs grew at 40% year over year, an impressive result given that we’ve lapped Q2 2024, when DAUs grew 59%. This reflects the strength of our global brand and our ability to continuously improve our app.

In addition to feature improvements and marketing, our growth is fueled by moments of delight that keep learners coming back. That’s why we obsess over making the app more fun and enjoyable, from the lightning bolt when you ace a lesson or Eddy flexing triumphantly when you answer a hard exercise, to the satisfying haptic when you nudge your friends. We’ve already shipped dozens of rewarding interactions this year, and while they may seem subtle, they compound into a product experience that’s increasingly enjoyable.

Our new Chess course has grown faster than any other subject we’ve launched (including language learning!), with over a million DAUs as of quarter end. And that’s just on iOS and in English (we plan to expand Chess to Android and more UI languages throughout this year). We have an exciting product roadmap ahead, including better content for intermediate learners and the ability to engage in matches against others.

Chess is still early, but we believe it has the potential to attract new audiences and deepen engagement with our existing learners.
DUOLINGO Q2 / FY 2025                                  4

Monetization and subscriber growth

Our subscription business continued to perform well, with growth across all tiers. We saw Super grow above our expectations this quarter driven by strong conversion. At the same time, Max, our highest subscription tier, has seen significant traction since fully rolling out less than a year ago. We’re excited that we now have research that shows that Video Call, the flagship feature for Max, is helping learners improve speaking skills. Looking ahead, we have an exciting roadmap which includes making calls more engaging through gamification, interactive backgrounds, and longer sessions for learners who can handle them.

We also made progress this quarter on a new core feature designed to boost engagement and conversion: Energy.

Energy is a pacing system for free users that replaces Hearts. Unlike Hearts, which penalize mistakes, Energy is usage-based and rewards success—a carrot, not a stick. Each exercise uses a unit of energy, regardless of whether the answer is right or wrong, but learners get back energy when they get multiple answers correct in a row. This creates a more motivating and gamified experience, especially for new users who tend to make more mistakes.

Energy has had encouraging results: our iOS rollout has shown that it increased DAUs, median time spent learning well, and subscriber conversion. We have rarely seen a feature move more than one of these metrics, let alone all three. We see a meaningful opportunity to iterate on this mechanic over time, much like we’ve previously done with Hearts and Streaks.

DUOLINGO Q2 / FY 2025                                  5

Closing remarks

We made real progress this quarter on initiatives that we believe will fuel the long-term success of our business. We believe our mission to develop the best education in the world and make it universally available is more attainable than ever.
And if you’re curious about what’s coming next, tune into Duocon on September 16 to see more of what we’ve been building.

See you then!

Luis von Ahn
CEO and Co-Founder
DUOLINGO Q2 / FY 2025                                  6

financial performance and outlook

Summary of Financial and Key Operating Metrics

(in millions)	Q2 2024	Q2 2025	YoY
User Metrics

Monthly active users (MAUs)	103.6	128.3	24%
Daily active users (DAUs)	34.1	47.7	40%
Paid subscribers (period end)	8.0	10.9	37%
Operating Metrics

Subscription bookings	$156.5	$227.3	45%
Total bookings	$190.1	$268.0	41%
GAAP Financial Measures

Revenues	$178.3	$252.3	41%
Subscription revenues	$143.9	$210.7	46%
Gross profit	$131.0	$182.6	39%
Gross margin (%)	73.4%	72.4%	~(1) pts
Net income	$24.4	$44.8	84%
Net cash from operating activities	$62.4	$90.7	45%
Non-GAAP Financial Measures (1)

Adjusted EBITDA	$48.1	$78.7	64%
Adjusted EBITDA margin	27.0%	31.2%	~4 pts
Free cash flow (2)	$53.7	$86.3	61%
Free cash flow margin (2)	30.1%	34.2%	~4 pts

(1) Please refer to the Appendix at the end of this letter for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Amounts reported in millions are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. In addition, percentages presented are calculated from the underlying numbers in thousands and may not add to their respective totals due to rounding.

(2) The prior period has been recast to conform to current period presentation.
DUOLINGO Q2 / FY 2025                                     8

Second Quarter 2025 Highlights

Q2 2025 saw continued top-line momentum and expanding profitability. Total bookings and revenue both grew 41% year over year, or 39% and 42%, respectively, on a constant currency basis. We delivered record net income, and an Adjusted EBITDA margin of 31%, representing over four points of year-over-year margin expansion.

We delivered DAU growth of 40% in Q2, which was in line with our expectations and a strong result given the comp from last year’s exceptional Q2. And at the same time we were able to outperform our expectations in our bookings in Q2. We saw robust subscription bookings across all tiers, and another strong quarter of bookings from our ads business. Subscription revenue per average paid subscriber, or ARPU, grew 6% year over year, primarily driven by more subscribers shifting to higher-priced tiers.

We expanded gross margin by 130 basis points to 72.4% from Q1 to Q2, due to lower-than-expected AI costs and strength in our ads business. While gross margin declined 100 basis points year over year due to higher AI costs associated with the expansion of Max, that decline was smaller than the 300 basis points we had anticipated. We also achieved operating leverage across both GAAP and non-GAAP operating expenses, which helped drive the increase in Q2 Adjusted EBITDA.

Q3 and FY 2025 Guidance

Duolingo is providing the following guidance for the third quarter ending September 30, 2025, and the full year ending December 31, 2025(1).

(in millions)	Q3 2025	FY 2025
Bookings	$268.5 - $272.5	$1,149 - $1,157
YoY Bookings Growth	27.0% - 28.9%	32.0% - 32.9%
Revenues	$257 - $261	$1,011 - $1,019
YoY Revenue Growth	33.4% - 35.5%	35.2% - 36.2%
Adjusted EBITDA (2)	$69.4 - $73.1	$288.1 - $295.5
Adjusted EBITDA margin (2)	27.0% - 28.0%	28.5% - 29.0%
(1)     Our guidance in the table above assumes foreign exchange rates as of July 31, 2025. On a constant currency basis, assuming the average foreign exchange rates for Q3 2024 remained constant for Q3 2025, we estimate our Q3 2025 year-over-year growth for bookings and revenue at 26.3% to 28.2% and 34.3% to 36.4%, respectively. On a constant currency basis, assuming the average foreign exchange rates for full-year 2024 remained constant for full-year 2025, we estimate our full-year 2025 year-over-year growth for bookings and revenue at 31.6% to 32.5% and 35.5% to 36.6%, respectively.
(2)     With regards to the non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net income, the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
DUOLINGO Q2 / FY 2025                                     9

2025 Outlook

Bookings and revenue

Based on our Q2 results and what we’re seeing so far in the third quarter, we’re raising our full-year bookings guidance (numbers have been rounded from the table above).

•We now expect our FY 2025 bookings to grow 32% year-over-year, on both a reported and constant currency basis at the midpoint.
•We expect our FY 2025 revenue to grow 36% on both a reported and constant currency basis at the midpoint.
•We expect Q3 bookings to grow 28% year-over-year, or 27% on a constant currency basis at the midpoint.
•We expect Q3 revenue to grow 34% year-over-year, or 35% on a constant currency basis at the midpoint.
•Our outlook uses exchange rates as of the end of July. As a reminder, over half of our bookings come from outside the US. So, every 1% change in the dollar versus our currency basket equates to about a $3 million impact on bookings for the remainder of the year.

Gross margin

We now expect FY 2025 gross margin to decline about 100 basis points year over year, which is an improvement from the guidance we provided last quarter. This is primarily driven by lower-than-expected AI costs and strength we’ve seen in our ads business.

Adjusted EBITDA

Based on strong year-to-date top line growth and continued cost discipline, we’re raising our full-year Adjusted EBITDA margin guidance to 28.75% at the midpoint, representing an expansion of about 310 basis points over last year and about 80 basis points above the midpoint of the guidance we provided last quarter. This implies a full-year incremental margin of 37.4%, underscoring our ability to deliver operating leverage, even as we invest for growth.

For Q3, we are guiding to an Adjusted EBITDA margin of 27.5% at the midpoint. We expect profitability to step down slightly in the second half of the year as we reinvest a portion of our outperformance back into the business.

Share count

Finally, we continue to expect fully diluted share count to increase by about 1% in 2025, assuming Q2 quarter end share price.

DUOLINGO Q2 / FY 2025                                     10

Dilutive Securities

Duolingo has various dilutive securities outstanding. The table below details these securities:

(Amounts in millions, except share price)	Price as of June 30, 2025	Weighted-average exercise price	Shares
Share price	$410.02
Common stock outstanding as of June 30, 2025			45.8
Founder awards (1)			1.4
Dilutive effect of stock options outstanding (2)		$19.88	1.0
RSUs outstanding			1.6
Total estimated diluted shares outstanding			49.8

(1)Includes 0.6 million underlying performance-based Restricted Stock Units ("RSUs") where performance criteria have not been satisfied.
(2)The Company has 1.1 million options outstanding as of June 30, 2025. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.

Video Webcast

Duolingo will host a video webcast to discuss its second quarter results today, August 6, 2025, at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations website two hours following completion of the webcast and will remain available for a period of one year.

About Duolingo

Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

DUOLINGO Q2 / FY 2025                                     11

Definitions

Monthly Active Users (MAUs). MAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. The measurement period for MAUs is the three months ended June 30, 2025 and the same period in the prior year where applicable, and the analysis of results is based on those periods. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. The measurement period for DAUs is the three months ended June 30, 2025 and the same period in the prior year where applicable, and the analysis of results is based on those periods. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to any Duolingo subscription offering and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of any Duolingo subscription offering. Total bookings include subscription bookings, income from advertising networks for advertisements served to our users, purchases of the Duolingo English Test, and in-app purchases of virtual goods. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, the majority of which are twelve months in duration.

Limitation of Key Operating Metrics and Other Data

We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and subscription and total bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. We believe that these metrics are reasonable estimates of our user base for the applicable period of measurement, and that the methodologies we employ and update from time-to-time to create these metrics are reasonable bases to identify trends in user behavior. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.
DUOLINGO Q2 / FY 2025                                     12

Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement our Unaudited Condensed Consolidated Financial Statements, which are presented in accordance with GAAP. Non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, constant currency measures, non-GAAP R&D expense, non-GAAP S&M expense and non-GAAP G&A expense (collectively, the “non-GAAP operating expenses”), free cash flow, and free cash flow margin. Please refer to the definitions and reconciliation at the end of this letter. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

The effect of currency exchange rates on our business is an important factor in understanding period to period comparisons. We use non-GAAP percentage change in constant currency revenues and bookings, which exclude the impact of fluctuations in foreign currency exchange rates, for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe this information is useful to investors to facilitate comparisons and better identify trends in our business. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We calculate constant currency revenues by translating current period foreign currency revenues using prior-year exchange rates applied consistently over the full revenue recognition period. We calculate constant currency bookings by using current period foreign currency bookings and translating them to constant currency using prior year comparable period exchange rates. The constant currency percentage change for revenues and bookings is calculated by dividing the difference between the constant currency amount and the prior year comparable period amount by the prior year comparable period amount.

DUOLINGO Q2 / FY 2025                                     13

Forward-Looking Statements

This Shareholder Letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this letter, including without limitation, statements regarding our business model and strategic priorities for growth, product enhancement, and monetization, including the expected benefits and efficacy of new products and product innovation for user growth and retention, and our financial outlook and guidance, are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, use, and otherwise process Personal Data about our users and payers, and to comply with applicable data privacy laws; our ability to successfully develop, implement and use of artificial intelligence and machine learning technologies; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (“SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com, and also from time to time may use social media channels, including our X account x.com/duolingo and our LinkedIn account linkedin.com/company/duolingo, as an additional means of disclosing public information to investors, the media, and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media, and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations, and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.
DUOLINGO Q2 / FY 2025                                     14

DUOLINGO, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2024	June 30, 2025

ASSETS
Cash and cash equivalents	$785,791	$976,231
Short-term investments	91,854	121,652
Accounts receivable	128,923	112,919
Deferred cost of revenues	80,162	93,794
Prepaid expenses and other current assets	14,858	19,394
Noncurrent assets	200,140	218,569
Total assets	$1,301,728	$1,542,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	372,884	431,177
Accounts payable	6,381	7,729
Other current liabilities	42,966	32,477
Long-term obligation under operating leases	54,656	93,843
Deferred tax liabilities, net	291	302
Total liabilities	477,178	565,528
Total stockholders’ equity	824,550	977,031
Total liabilities and stockholders' equity	$1,301,728	$1,542,559
DUOLINGO Q2 / FY 2025                                     15

DUOLINGO, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended June 30,
(in thousands)	2024	2025

Revenues	$178,327	$252,265
Cost of revenues	47,349	69,684
Gross profit	130,978	182,581
Operating expenses:
Research and development	55,147	73,670
Sales and marketing	20,174	29,563
General and administrative	36,957	45,985
Total operating expenses	112,278	149,218
Income from operations	18,700	33,363
Other (expense) income, net	(707)	1,660
Income before interest income and income taxes	17,993	35,023
Interest income	10,721	11,427
Income before income taxes	28,714	46,450
Provision for income taxes	4,363	1,669
Net income and comprehensive income	$24,351	$44,781
Net income per share attributable to Class A and Class B common stockholders, basic	$0.56	$0.98
Net income per share attributable to Class A and Class B common stockholders, diluted	$0.51	$0.91

DUOLINGO Q2 / FY 2025                                     16

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(in thousands)	2024	2025

Cash flows from operating activities:
Net income	$51,307	$79,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,317	7,030
Stock-based compensation expense	51,731	65,610
Accretion on marketable securities, net	—	(1,017)
Changes in assets and liabilities:	38,547	44,767
Net cash provided by operating activities	145,902	196,306
Net cash used for investing activities	(13,677)	(12,821)
Net cash provided by financing activities	8,405	6,955
Net increase in cash, cash equivalents and restricted cash	140,630	190,440
Cash, cash equivalents and restricted cash - Beginning of period	750,345	788,526
Cash, cash equivalents and restricted cash - End of period	$890,975	$978,966

DUOLINGO Q2 / FY 2025                                     17

appendix

e

Reconciliation: Adjusted EBITDA and Adjusted EBITDA Margin and GAAP Operating Expenses and Non-GAAP Operating Expenses

Adjusted EBITDA is defined as net income excluding interest income, income taxes, depreciation and amortization, stock-based compensation expenses related to equity awards, transaction costs related to acquisitions and acquisition earn-out costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. GAAP operating expenses consist of research and development, sales and marketing, and general and administrative expenses. Non-GAAP operating expenses are defined as the respective GAAP operating expenses excluding depreciation and amortization, stock-based compensation expenses related to equity awards, and, as applicable, transaction costs related to acquisitions and acquisition earn-out costs. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following tables present a reconciliation of our net income and GAAP operating expenses, the most directly comparable financial measures presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin and non-GAAP operating expenses, respectively.

	Three Months Ended June 30,
(in thousands)	2024	2025
Net income	$24,351	$44,781
Add (deduct):
Interest income	(10,721)	(11,427)
Provision for income taxes	4,363	1,669
Depreciation and amortization	2,243	3,440
Stock-based compensation expenses related to equity awards (1)	27,544	39,527
Acquisition transaction costs (2)	337	590
Acquisition earn-out costs (3)	—	100
Adjusted EBITDA	$48,117	$78,680

Revenues	$178,327	$252,265

Adjusted EBITDA margin	27.0%	31.2%

DUOLINGO Q2 / FY 2025                                          19

Reconciliation: GAAP to Non-GAAP Operating Expense
	Three Months Ended June 30,
(in thousands)	2024	2025

Total GAAP Operating Expense	$112,278	$149,218
Less: Depreciation and amortization	(1,299)	(1,483)
Less: Stock-based compensation expenses related to equity awards (1)	(27,526)	(39,503)
Less: Other adjustments (2) (3)	(337)	(690)
Non-GAAP Operating Expense	$83,116	$107,542

Reconciliation: GAAP to Non-GAAP R&D Expense
	Three Months Ended June 30,
(in thousands)	2024	2025

Total GAAP R&D Expense	$55,147	$73,670
Less: Depreciation and amortization	(500)	(869)
Less: Stock-based compensation expenses related to equity awards (1)	(14,471)	(22,086)
Non-GAAP R&D Expense	$40,176	$50,715

Reconciliation: GAAP to Non-GAAP S&M Expense
	Three Months Ended June 30,
(in thousands)	2024	2025

Total GAAP S&M Expense	$20,174	$29,563
Less: Depreciation and amortization	(217)	(250)
Less: Stock-based compensation expenses related to equity awards (1)	(1,222)	(1,678)
Non-GAAP S&M Expense	$18,735	$27,635

Reconciliation: GAAP to Non-GAAP G&A Expense
	Three Months Ended June 30,
(in thousands)	2024	2025

Total GAAP G&A Expense	$36,957	$45,985
Less: Depreciation and amortization	(582)	(364)
Less: Stock-based compensation expenses related to equity awards (1)	(11,833)	(15,739)
Less: Other adjustments (2) (3)	(337)	(690)
Non-GAAP G&A Expense	$24,205	$29,192
DUOLINGO Q2 / FY 2025                                          20

Reconciliation: Free Cash Flow and Free Cash Flow Margin

Free cash flow is defined as net cash provided by operating activities, less capitalized software development costs and purchases of property and equipment. Beginning in Q1 2025, we have aligned our calculation of free cash flow to this definition, and prior periods in this letter have been recast to conform to this presentation. Free cash flow margin is defined as Free cash flow as a percentage of revenues. We believe that Free cash flow is a measure of liquidity that provides useful information to our management, investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow has certain limitations in that it does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments. The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow.

	Three Months Ended June 30,
(in thousands)	2024	2025

Net cash provided by operating activities	$62,388	$90,675
Less: Capitalized software development costs and purchases of intangible assets	(3,093)	(3,153)
Less: Purchases of property and equipment	(5,563)	(1,198)
Free cash flow (4)	$53,732	$86,324

Revenues	$178,327	$252,265

Free cash flow margin	30.1%	34.2%

(1) In addition to stock-based compensation expense of $26.7 million and $34.6 million for the three months ended June 30, 2024 and 2025, respectively, this includes costs incurred related to taxes paid on equity transactions.
(2) Represents costs incurred related to acquisitions.
(3) Represents costs incurred related to the earn-out payment on an acquisition.
(4) The prior period has been recast to conform to current period presentation.
DUOLINGO Q2 / FY 2025                                          21

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
ir@duolingo.com

Press:
press@duolingo.com
DUOLINGO Q2 / FY 2025                                          22